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Exhibit 10.21

EXCLUSIVE LICENSE AGREEMENT

        THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is entered into this 14th day of August, 1996, and shall be effective as of the date specified in Section 2.7 hereof ("Effective Date"), by and among CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation, ("CSMC"), the REGENTS OF THE UNIVERSITY OF CALIFORNIA ("UCLA") acting through its campus at Los Angeles, and PROMETHEUS LABORATORIES, INC., a California corporation, ("Prometheus").

R E C I T A L S

        A.    CSMC owns certain CSMC Patent Rights and CSMC Technical Information (as defined below) discovered in the course of certain inflammatory bowel disease programs at CSMC conducted under the direction of Dr. Stephan Targan ("Targan") as the sole principal investigator.

        B.    UCLA owns certain UCLA Patent Rights and UCLA Technical Information (as defined below) discovered in the course of certain inflammatory bowel disease programs at UCLA conducted under the direction of Dr. Jonathan Braun ("Braun") as the sole principal investigator.

        C.    CSMC and UCLA jointly own certain Joint Patent Rights and Joint Technical Information (as defined below) jointly discovered in the course of the programs referred to in Sections A and B above.

        D.    CSMC desires to have the CSMC Patent Rights, the CSMC Technical Information, the Joint Patent Rights and the Joint Technical Information developed, used and commercialized in the Field of Use (as defined below) by Prometheus, and Prometheus desires to obtain an exclusive worldwide license to conduct research in the Field of Use, and to develop, manufacture, use and sell Products (as defined below) in the Field of Use, using the CSMC Patent Rights and the Joint Patent Rights and to use the CSMC Technical Information and the Joint Technical Information in accordance with the terms of this Agreement. Other than the rights expressly granted by CSMC hereunder within the Field of Use, Prometheus acknowledges that CSMC shall retain all other rights with respect to the CSMC Patent Rights and the CSMC Technical Information and, with UCLA, to the Joint Patent Rights and the Joint Technical Information.

        E.    UCLA desires to have the UCLA Patent Rights, the UCLA Technical Information, the Joint Patent Rights and the Joint Technical Information developed, used and commercialized in the Field of Use by Prometheus, and Prometheus desires to obtain an exclusive worldwide license to conduct research in the Field of Use, and to develop, manufacture, use and sell Products in the Field of Use, using the UCLA Patent Rights and the Joint Patent Rights and to use the UCLA Technical Information and the Joint Technical Information in accordance with the terms of this Agreement. Other than the rights expressly granted by UCLA hereunder in the Field of Use, Prometheus acknowledges that UCLA shall retain all other rights with respect to the UCLA Patent Rights and the UCLA Technical Information and, with CSMC, to the Joint Patent Rights and the Joint Technical Information.

        F.     CSMC, UCLA and Prometheus desire to fulfill the "Considerations for Recipients of National Institute of Health ("NIH") Research Grants and Contracts" set forth in pages 32997-33001 of volume 59, No. 122 of the Federal Register, dated June 27, 1994 and the provisions of 35 U.S.C. Sections 200 to 212.

        G.    CSMC, UCLA and Prometheus intend that the execution and performance of this Agreement by each party, and the consummation of the transactions contemplated hereunder, shall not at any time threaten CSMC's or UCLA's respective tax-exempt status under Section 501(c)(3) of the Internal Revenue Code and Section 23701d of the California Revenue and Taxation Code or cause CSMC to be in default under any of CSMC's issued and outstanding tax-exempt bonds.

        NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

        1.    DEFINITIONS

          1.1   "Affiliate" or "Affiliates" shall mean any corporation, person or entity which controls, is controlled by, or is under common control with, a party to this Agreement without regard to stock ownership.

          1.2   "Patent Rights" shall mean each and all of the CSMC Patent Rights, CSMC Technical Information, Joint Patent Rights, Joint Technical Information, UCLA Patent Rights and UCLA Technical Information, but expressly excludes each and all GenoMed Intellectual Property Rights.

            1.2.1  "GenoMed Intellectual Property Rights" shall mean each and all intellectual property rights that are owned by GenoMed or which may otherwise be the subject of that certain CSMC-GenoMed license agreement of June 7, 1995, including, without limitation, the GenoMed Present Patent Rights, the GenoMed Prospective Patent Rights, and the GenoMed Technical Information.

            1.2.2  "GenoMed Present Patent Rights" shall mean the following patent applications, any patent applications in any other country corresponding or relating to any of the following parent patent applications, or any divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates, extensions thereof or any patents which issues thereon:

              (1)   U.S. Patent Application Serial No. [***] entitled [***];

              (2)   International Patent Application No. [***] entitled [***];

              (3)   U.S. Patent Application Serial No. [***] entitled [***]; and

              (4)   International Patent Application No. [***] entitled [***].

            1.2.3  "GenoMed Prospective Patent Rights" shall mean each and all subject matter that GenoMed may presently or in the future have a proprietary interest of any kind (e.g., ownership or license) under that certain June 7, 1995 CSMC-GenoMed license agreement and is embodied in the following parent patent applications, any patent applications in any other country corresponding or relating to any of the following patent applications, or any divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates, extensions thereof or any patents which issues thereon:

              (1)   U.S. Patent Application Serial No. [***] entitled [***];

              (2)   U.S. Patent Application Serial No. [***] entitled [***];

              (3)   U.S. Patent Application identified by Docket No. [***] (serial number not yet assigned), entitled [***]; and

              (4)   U.S. Patent Application identified by Docket No. [***] (serial number not yet assigned), entitled [***].

            1.2.4  "GenoMed Technical Information" means each and all know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, preclinical information, clinical information, or any confidential or proprietary information which is embodied in any of the parent or other patent applications under 1.2.2 and 1.2.3 and is, or may be, the subject of that certain June 7, 1995 CSMC-GenoMed license agreement.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.3   "Confidential Information" shall mean all specifications, know-how, trade secrets, technical information, drawings, software, models, business information and patent applications pertaining to the Patent Rights and as further provided in Section 10 hereof.

          1.4   "CSMC Patent Rights" shall mean the patents and/or patent applications existing as of the Effective Date which are described on Schedule A hereto and all patents and/or patent applications (including provisional patent applications) existing as of the Effective Date in any other country corresponding to any of the foregoing, and all divisions, continuations, continuations-in-part (but only to the extent described and enabled in the parent applications), reissues, reexaminations, supplementary protection certificates and extensions thereof, and any patents that issue thereon.

          1.5   "CSMC Technical Information" shall mean, as of the Effective Date, the following information in the Field of Use which is described in the CSMC Patent Rights: Know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, chemical reagents, preclinical and clinical information, which has been conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at CSMC under the direction of Targan as the sole principal investigator. CSMC Technical Information shall further include information in the Field of Use described in Schedule B hereto which is embodied in the CSMC Patent Rights and which has been conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at CSMC under the direction of Targan as the sole principal investigator.

          1.6   "UCLA Patent Rights" shall mean the patents and/or patent applications existing as of the Effective Date which are described on Schedule C hereto and all patents and/or patent applications (including provisional patent applications) existing as of the Effective Date in any other country corresponding to any of the foregoing, and all divisions, continuations, continuations-in-part (but only to the extent described and enabled in the parent applications), reissues, reexaminations, supplementary protection certificates and extensions thereof, and any patents that issue thereon.

          1.7   "UCLA Technical Information" shall mean, as of the Effective Date, the following information in the Field of Use which is described in the UCLA Patent Rights: Know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, preclinical and clinical information, which has been conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at UCLA under the direction of Braun as the sole principal investigator. UCLA Technical Information shall further include information in the Field of Use described in Schedule D hereto which is embodied in the UCLA Patent Rights and which has been conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at UCLA under the direction of Braun as the sole principal investigator.

          1.8   "Joint Patent Rights" shall mean the patents and/or patent applications existing as of the Effective Date which are described on Schedule E hereto and all patents and/or patent applications (including provisional patent applications) existing as of the Effective Date in any other country corresponding to any of the foregoing, and all divisions, continuations, continuations-in-part (but only to the extent described and enabled in the parent applications), reissues, reexaminations, supplementary protection certificates and extensions thereof, and any patents that issue thereon.

          1.9   "Joint Technical Information" shall mean, as of the Effective Date, the following information in the Field of Use which is described in the Joint Patent Rights: Know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, preclinical and clinical information, which has been conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at CSMC and UCLA under the direction of Targan and Braun as the sole principal investigators at their respective institutions. Joint Technical Information shall further include information in the Field of Use described in Schedule F hereto which is embodied in the Joint Patent Rights and which has been conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at CSMC and UCLA under the direction of Targan and Braun as the sole principal investigators at their respective institutions.

          1.10 "FDA" shall mean the United States Food and Drug Administration, or any successor agency thereof.

          1.11 "Field of Use" shall mean the field of use for which the license to the Patent Rights provided by Section 2 hereof is granted to Prometheus, as set forth in Schedule G hereto.

          1.12 "Funding Agencies" shall mean any public or private granting agencies which have provided funding to CSMC, UCLA or any of their investigators for the development of any of the Patent Rights prior to the Effective Date.

          1.13 "Future Patent Rights" shall mean any patents and/or patent applications claiming Inventions invented after the Effective Date through any use of the Patent Rights licensed hereunder arising from work conducted by Targan or Braun or under the direction of Targan or Braun as sole principal investigator for CSMC or UCLA, respectively, and any patents and/or patent applications (including provisional patent applications) in any other country corresponding to any of the foregoing, and all divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates and extensions thereof, whether domestic or foreign, and any patents that issue thereon.

          1.14 "Future Technical Information" shall mean the following information in the Field of Use developed after the Effective Date through practicing the Inventions claimed in or otherwise arising through any use of the Patent Rights licensed hereunder arising from work conducted by Targan or Braun or under the direction of Targan or Braun as sole principal investigator for CSMC or UCLA, respectively: Know how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, preclinical and clinical information and any and all confidential and proprietary information described in the Future Patent Rights or Inventions invented after the Effective Date through any use of the Patent Rights.

          1.15 "Prometheus Improvements" shall mean any and all processes, uses, designs, applications, methods and compositions-of-matter, indications, improvements, enhancements and modifications in the Field of Use directly based upon or directly created using the Patent Rights and which were discovered or developed by or on behalf of Prometheus (exclusive of work performed by CSMC or UCLA) during the term of this Agreement.

          1.16 "Invention" shall mean all unpatented, patentable and patented inventions, discoveries, designs, apparatuses, systems, machines, methods, processes, uses, devices, models, composition of matter, technical information, trade secrets, know how, codes, programs or configurations of any kind.

          1.17 "Product" or "Products" shall mean any human therapeutics, diagnostics (including algorithms or any components thereof), bioinformatics and any other human health care products and/or services for the treatment, management, prevention, diagnosis or risk assessment of diseases in the Field of Use utilizing or derived in any manner whatsoever from any of the Patent Rights, Future Patent Rights, Future Technical Information or Prometheus Improvements.

          1.18 "Technical Information" shall mean any CSMC Technical Information, UCLA Technical Information and/or Joint Technical Information.

          1.19 "Territory" shall mean the World.

        2.    LICENSE

          2.1    Grant of Exclusive Rights.    Subject to the following provisions of this Section 2, each of CSMC and UCLA, as their respective interests may appear, hereby grants to Prometheus, and Prometheus hereby accepts from CSMC and UCLA, as their respective interests may appear, the exclusive, worldwide license during the term of this Agreement (as provided in Section 6 hereof) to conduct research in the Field of Use using the Patent Rights and to develop, use, make, practice, import, carry out, manufacture, have manufactured, offer for sale, sell and/or have sold Products in the Field of Use in the Territory using the Patent Rights. The foregoing grant of exclusivity is made expressly subject to the following:

            (a)   all applicable laws and regulations, including, without limitation, the requirements of federal law as pertains to the manufacture of products within the United States;

            (b)   all applicable rules of the Funding Agencies which have provided funding to CSMC or UCLA or to any of their respective investigators for the development of the Patent Rights; and

            (c)   the following non-exclusive rights to the Patent Rights, which are retained by CSMC and UCLA within the Field of Use:

                (i)  Subject to Prometheus' right to prior review to determine the patentability within [***] days following receipt by Prometheus, the right to submit for publication the scientific findings from research conducted by or through CSMC, UCLA or their respective investigators related to the Patent Rights;

               (ii)  Except as provided in subparagraph (iv) hereof, the right (x) to use any tangible or intangible information contained in the Patent Rights (so long as CSMC or UCLA, as applicable, shall treat such information as Confidential Information and maintain its confidentiality in accordance with Section 10 hereof), for CSMC's and UCLA's internal teaching and other educationally-related and non-commercial (except for charges to their own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize such information, and (y) to obtain research funding for further study and development thereof from governmental and other non-profit organizations (including grant applications); and

              (iii)  Except as provided in subparagraph (iv) hereof, the right to conduct research using the Patent Rights, Future Patent Rights and Future Technical Information, and to develop, use, make, practice, carry-out, and otherwise exploit the Patent Rights, Future Patent Rights and Future Technical Information for CSMC's and UCLA's internal research and non-commercial (except for charges to their own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize any Product.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

              (iv)  Except as provided by Sections 2.3 and 2.6 hereof, neither CSMC nor UCLA shall, under any circumstances, grant and/or transfer any rights retained by CSMC and UCLA under this Section 2.1(c) to any third party (other than to Prometheus or, where required by applicable law, rule, regulation, governmental policy or contract, to any Funding Agency or the United States Government) to commercialize Inventions or information related thereto derived directly from the Patent Rights in the Field of Use as a result of CSMC's or UCLA's teaching and internal research and clinical activities with respect to the Patent Rights otherwise permitted by subparagraphs (ii) and (iii) above.

               (d)  Notwithstanding any other provision hereof to the contrary, all rights to the Patent Rights outside of the Field of Use are retained by CSMC and UCLA.

          2.2    Right to Sublicense or Assign Rights.    Prometheus shall have the right to grant sublicenses or to assign any or all of the rights granted hereunder consistent with this Agreement; provided, however, that Prometheus shall not sublicense or assign its rights to any part of the Patent Rights licensed under this Agreement, or assign its rights under this Agreement, to any entity which is not a recognized biopharmaceutical, pharmaceutical or bio-diagnostic company which either (i) is listed on Schedule H hereto or (ii) is generally recognized in such industries and has a level of science, management and investors of such quality as shall be acceptable to CSMC and UCLA (an "Acceptable Assignee") on the basis of their prior written consent. Such consent shall not be unreasonably withheld. In order to preserve and protect the value of the Patent Rights, Prometheus shall obtain the written consent of CSMC and UCLA prior to entering into any sublicense or assignment with any party who is not an Acceptable Assignee under clause (i) above. Prometheus shall also keep CSMC and UCLA reasonably informed with respect to the progress of any relations entered into with any sublicenses or assignments entered into by Prometheus with any Acceptable Assignee. As an express condition of any such sublicense or assignment, any such assignee or sublicensee shall be required to agree in writing to be bound by commercially reasonable royalty reporting and record keeping, indemnification and inspection provisions, and the applicable provisions of this Agreement, including, without limitation, those pertaining to the use of CSMC's and UCLA's names and marks, indemnification of CSMC and UCLA and the Confidential Information of CSMC and UCLA. If Prometheus shall conduct one or more audits of its sublicensees or assignees hereunder during the term hereof, Prometheus shall provide copies of all such audit reports to CSMC and UCLA on a timely basis. The covenants pertaining to the use of CSMC's and UCLA's names and marks, the indemnification of CSMC and UCLA and the Confidential Information in any sublicense or assignment shall run for the benefit of CSMC and UCLA, who shall be expressly stated as being third-party beneficiaries thereof with respect to the covenants set forth in this Agreement.

          2.3    Certain Future Rights.    The following section shall pertain to Inventions which constitute Future Patent Rights or Future Technical Information. Subject to the rights and the applicable rules of the Funding Agencies, Prometheus shall have, for a period of [***] days after either (i) receipt by Prometheus of written notice from CSMC or UCLA disclosing in adequate detail any such Inventions in the Field of Use, or (ii) written notification by Targan or Braun to each of Prometheus, CSMC and UCLA disclosing in adequate detail any such Inventions in the Field of Use, the exclusive first right to negotiate with CSMC and UCLA to obtain one or more licenses to the Future Patent Rights in the Field of Use and/or Future Technical Information in the Field of Use, upon such terms and conditions as shall be discussed by the parties hereto, which terms and conditions shall include provisions for fair market value consideration for the grant of any such licenses. Subject to the rights and applicable rules of the Funding Agencies or the United States Government, and to the extent it would not impair or jeopardize any efforts of CSMC and UCLA

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  to obtain domestic or foreign patent rights, CSMC and UCLA shall promptly inform Prometheus of Future Patent Rights in the Field of Use and/or Future Technical Information in the Field of Use as may be developed by CSMC or UCLA. If Prometheus declines or fails to pursue or if the parties fail to conclude negotiations for a license to such Future Patent Rights in the Field of Use and/or Future Technical Information in the Field of Use during the [***] day period specified above, then CSMC and UCLA shall have the right to commence discussions with any other party concerning such Future Patent Rights and/or Future Technical Information. Subject to the provisions of this Section 2.3, Prometheus acknowledges and agrees that CSMC and UCLA expressly retain and reserve any and all right, title and interest to Future Patent Rights and Future Technical Information, whether or not in the Field of Use, and, accordingly, no license to any Future Patent Rights or Future Technical Information is granted to Prometheus under this Agreement. CSMC and UCLA shall each use their reasonable and continuing efforts during the term of this Agreement, in accordance with their policies and procedures, where appropriate, to file and maintain patent applications claiming Inventions in the Field of Use.

          2.4    License to Use Improvements.    Prometheus hereby grants to CSMC and UCLA the following nonexclusive, royalty-free, fully paid-up rights and licenses to the Prometheus Improvements:

            (a)   Subject to Prometheus' right to prior review to determine the patentability within [***] days following receipt by Prometheus, the right and license to publish the scientific findings from research conducted by or through Prometheus or on its behalf by CSMC, UCLA or their respective investigators, related to the Prometheus Improvements;

            (b)   Except as provided below in Section 2.4 hereof, the right and license to use any tangible or intangible information contained in the Prometheus Improvements (so long as CSMC and UCLA shall treat such information as Confidential Information and maintain its confidentiality in accordance with Section 10 hereof), for CSMC's and UCLA's internal teaching and other educationally-related and non-commercial (except for charges to their own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize such information, and to obtain research funding from governmental and other non-profit organizations (including grant applications); and

            (c)   Except as provided below in Section 2.4 hereof, the right and license to conduct research using the Prometheus Improvements, and to develop, use, make, practice and carry out the Prometheus Improvements for CSMC's and UCLA's internal teaching and research and non-commercial (except for charges to their own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize any Product.

        Except as provided in Sections 2.3 and 2.6 hereof, neither CSMC nor UCLA shall, under any circumstances, grant and/or transfer any rights granted to CSMC and UCLA under this Section 2.4 to any third party (other than to Prometheus or, where required by applicable law, rule, regulation, governmental policy or contract, to any Funding Agency or the United States Government) to commercialize Inventions in the Field of Use resulting directly from the Prometheus Improvements as a result of CSMC's and UCLA's internal research and clinical activities with respect to the Prometheus Improvements otherwise permitted by Sections 2.4(b) and (c) above.

          2.5    Milestones.    Prometheus acknowledges that it is important to CSMC and UCLA, and a requirement of the federal government under 35 U.S.C. Section 203, that Prometheus pursue the development, commercialization and marketing of Products, work the Patent Rights and otherwise exercise commercially reasonable efforts to maximize the value of this Agreement to CSMC and UCLA. Prometheus shall be deemed to have exercised commercially reasonable efforts to

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  maximize the value of this Agreement to CSMC and UCLA, and the milestone requirements of this Section 2.5 shall be deemed to have been met, if Prometheus meets the respective requirements set forth on Schedule I hereto, with each such requirement being deemed a separate and independent condition each, a "Milestone." Within [***] days after each anniversary of the Effective Date, Prometheus shall prepare and deliver to CSMC an annual written report (to be certified by an executive officer of Prometheus) indicating its compliance with the Milestones. If Prometheus fails to meet any annual Milestone designated in Schedule I hereto, CSMC and UCLA may, at their option and as their sole remedies for Prometheus' breach of this Section 2.5, upon written notice to Prometheus, convert the exclusive license granted under Section 2.1 hereof to a non-exclusive license or to a co-exclusive license, or terminate this license as provided under 35 U.S.C. Section 203.

          2.6    Procedure for Granting Access to Technical Information.    The grant of rights by CSMC and UCLA to Prometheus pursuant to Section 2.1 hereof are expressly subject to the following provisions:

            (a)   Responsibility for Monitoring Access to Technical Information.    During the term of this Agreement, the responsibility for monitoring access to the Technical Information in the Field of Use at CSMC shall be borne by Targan or, in the event that Targan shall retire, die, become disabled or otherwise ceases to be an employee of CSMC for whatever reason, the Senior Vice President for Academic Affairs of CSMC (or his or her functional equivalent at CSMC) and at UCLA shall be borne by Braun or, in the event that Braun shall retire, die, become disabled or otherwise ceases to be an employee of UCLA for whatever reason, the Director, Business Research Partnerships of UCLA (or his or her functional equivalent at UCLA) (collectively, the "Gatekeeper"). Subject to Sections 2.1(c), 2.4 and 3.4 hereof, the Gatekeeper shall not grant access to the Technical Information in the Field of Use to any person except as provided in this Section 2.6, and CSMC's and UCLA's sole responsibility with respect to requests for the grant of access to the Technical Information in the Field of Use by any person shall be to refer all such requests to the Gatekeeper.

            (b)   Conditions of Access to the Technical Information.    As a condition to any use of the Technical Information by, and grant of access to the Technical Information to, any person within the Field of Use during the term of this Agreement, such person shall be required to (i) obtain the written consent of the Gatekeeper to obtain the use of or access to the Technical Information within the Field of Use, and (ii) after obtaining the Gatekeeper's written consent, execute a material transfer agreement (to be obtained from the Gatekeeper) in the form customarily employed for such purpose by CSMC or UCLA. Such material transfer agreement shall identify Prometheus' rights in such Technical Information and specify the obligations of the transferee, which obligations shall not be less than those of UCLA or CSMC, as applicable, under this Agreement. The Gatekeeper shall then promptly provide the executed originals of all such material transfer agreements to CSMC and UCLA, with an executed copy to Prometheus for its records.

            (c)   Special Situations.    Prometheus shall obtain the prior written consent of CSMC to any proposed transfer of Technical Information to or other license agreement of any Patent Rights to GenoMed Pharmaceuticals, Inc. and any other entity for which special notice is provided by CSMC to Prometheus.

          2.7    Conditions to Effectiveness.    As a condition to the effectiveness of this Agreement, all of the following documents and instruments shall have been fully executed and delivered by each of the parties hereto and thereto: (i) this Agreement, (ii) that certain Subscription Agreement by and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  between Prometheus and, respectively, CSMC and UCLA, (iii) [***] shares of Series A Preferred Stock shall have been issued to CSMC, (iv) [***] shares of Series A Preferred Stock shall have been issued to UCLA and (v) those certain Consulting Agreements by and between Prometheus and each of Targan and Braun. For purposes of this Agreement, the "Effective Date" shall mean, and this Agreement shall become effective upon, the date upon which the last of the documents described in the preceding sentence has been fully executed and delivered by all of the parties hereto and thereto.

        3.    REPRESENTATIONS AND WARRANTIES

          3.1    Exclusive Rights of CSMC.    CSMC represents and warrants to Prometheus that, to the best of its current knowledge, prior to the Effective Date, CSMC has obtained all rights to the CSMC Patent Rights currently existing in the Field of Use from the individual inventors thereof, in accordance with the policies of CSMC for each such CSMC Patent Rights (such that the inventor shall retain no rights to the CSMC Patent Rights within the scope of the license granted pursuant to Section 2.1 hereof). Except for the rights, if any, of the Funding Agencies or the United States Government, CSMC represents and warrants that, to the best of its current knowledge (without investigation outside of CSMC as to the representations and warranties of CSMC) (i) CSMC is the owner of the entire right, title and interest in and to the CSMC Patent Rights free and clear of all liens, charges and encumbrances, (ii) CSMC has the sole right to grant licenses to the CSMC Patent Rights hereunder, (iii) CSMC has not granted licenses to the CSMC Patent Rights to any other party that would restrict rights granted hereunder except as stated herein, (iv) the CSMC Patent Rights do not infringe any rights owned or possessed by any third party, and (v) there are no claims, judgments or settlements to be paid by CSMC with respect to the CSMC Patent Rights or pending claims or litigation relating to the CSMC Patent Rights. Except for any potential or actual rights of Funding Agencies or the United States Government, CSMC is not aware that any additional rights or licenses are necessary for Prometheus to exercise its license rights granted by CSMC under this Agreement.

          3.2    Exclusive Rights of UCLA.    UCLA represents and warrants to Prometheus that it has the lawful right to grant the licenses in this Agreement. UCLA's further representations and warranties under this Section 3.2 and Section 3.3 are limited to the actual knowledge of the Director of Business Research Partnerships, the UCLA signatories to this Agreement and Braun. UCLA represents and warrants to Prometheus that, to the best of its current knowledge, prior to the Effective Date, UCLA has obtained all rights to the UCLA Patent Rights currently existing in the Field of Use from the individual inventors thereof, in accordance with the policies of UCLA for each such UCLA Patent Rights (such that the inventor shall retain no rights to the UCLA Patent Rights within the scope of the license granted pursuant to Section 2.1 hereof). Except for the rights, if any, of the Funding Agencies or the United States Government, UCLA, represents and warrants that, to the best of its current knowledge (without investigation outside of UCLA as to the representations and warranties of UCLA) (i) UCLA is the owner of the entire right, title and interest in and to the UCLA Patent Rights free and clear of all liens, charges and encumbrances, (ii) UCLA has the sole right to grant licenses to the UCLA Patent Rights hereunder, (iii) UCLA has not granted licenses to the UCLA Patent Rights to any other party that would restrict rights granted hereunder except as stated herein, (iv) the UCLA Patent Rights do not infringe any rights owned or possessed by any third party, and (v) there are no claims, judgments or settlements to be paid by UCLA with respect to the UCLA Patent Rights or pending claims or litigation relating to the UCLA Patent Rights. Except for any potential or actual rights of Funding Agencies or the United States Government, UCLA is not aware that any additional rights or licenses are necessary for Prometheus to exercise its license rights granted by UCLA under this Agreement.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          3.3    Joint Exclusive Rights.    CSMC and UCLA, severally and not jointly, each represents and warrants to Prometheus that, to the best of its respective current knowledge, prior to the Effective Date, CSMC and UCLA have obtained all rights to the Joint Patent Rights currently existing in the Field of Use from the individual inventors thereof, in accordance with the policies of CSMC and UCLA for each such Joint Patent Rights (such that the inventor shall retain no rights to Joint Patent Rights within the scope of the license granted pursuant to Section 2.1 hereof). Except for the rights, if any, of the Funding Agencies or the United States Government, CSMC and UCLA, severally and not jointly, each represents and warrants that, to the best of its respective current knowledge (without investigation outside of CSMC or UCLA as to the representations and warranties of CSMC and UCLA under this Section 3.3) (i) CSMC and UCLA are the owners of the entire right, title and interest in and to the Joint Patent Rights free and clear of all liens, charges and encumbrances, (ii) CSMC and UCLA have the sole right to grant licenses to the Joint Patent Rights hereunder, (iii) CSMC and UCLA have not granted licenses to the Joint Patent Rights to any other party that would restrict rights granted hereunder except as stated herein, (iv) the Joint Patent Rights do not infringe any rights owned or possessed by any third party, and (v) there are no claims, judgments or settlements to be paid by CSMC or UCLA with respect to the Joint Patent Rights or pending claims or litigation relating to the Joint Patent Rights. Except for any potential or actual rights of Funding Agencies or the United States Government, CSMC and UCLA are not aware that any additional rights or licenses are necessary for Prometheus to exercise its license rights granted by CSMC and UCLA under this Agreement.

          3.4    Rights Retained by Funding Agencies.    Prometheus acknowledges that the Patent Rights have been developed in part under one or more funding agreements with one or more Funding Agencies and that such Funding Agencies have certain statutory non-exclusive rights relative thereto for use for government purposes as well as regulatory or statutory "march-in rights" (collectively, "statutory rights"). This Agreement is explicitly made subject to such statutory rights and, to the extent of any conflict between any such statutory rights and this Agreement, such statutory rights shall prevail.

          3.5    Limited Warranty.    Neither CSMC nor UCLA makes any representation or warranty other than those expressly specified in this Agreement. Prometheus accepts the Patent Rights on an "AS IS" basis. NEITHER CSMC NOR UCLA MAKES ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHER ATTRIBUTES OF ANY OF THE PATENT RIGHTS.

        4.    CONSIDERATION

                In consideration of the execution and delivery by CSMC and UCLA of this Agreement, Prometheus agrees as follows:

          4.1    Issuance of Common Stock.    As of the Effective Date, Prometheus shall have issued [***] shares of Series A Preferred Stock, $1.00 par value per share, of Prometheus (the "Shares") to CSMC and [***] Shares to UCLA. Prometheus represents and warrants to CSMC and UCLA that, as of the Effective Date, the total Shares issuable to CSMC and UCLA hereunder shall equal [***]%, in the aggregate, of the total outstanding common and preferred shares of Prometheus, as more fully described in the capitalization table attached as Schedule L hereto. CSMC and UCLA each acknowledges and agrees that the Shares, royalties and the other obligations of Prometheus under this Agreement constitute fair market value for the rights granted to Prometheus under this Agreement based upon arms-length negotiations with Prometheus and an independent valuation made by CSMC's outside expert.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          4.2    Ongoing Research Support.    Attached hereto as Schedule K is the Research Agreement form between Prometheus and CSMC and Targan.

          4.3    Right of First Consideration.    With respect to continued research in the Field of Use, Prometheus shall consider CSMC and UCLA as its external research facilities of first choice, for research contracts in excess of [***] Dollars ($[***]) for research in the Field of Use, where CSMC or UCLA, as the case may be, is generally considered to have demonstrated expertise in the area of research (excluding therefrom clinical trials in which CSMC or UCLA could be considered to be an inappropriate choice by reason of the relationships of the parties hereto to Targan and Braun). Prometheus shall notify CSMC and UCLA in each case where Prometheus intends to fund such external research in the Field of Use. Such notice shall specify the general criteria upon which Prometheus intends to choose the appropriate facility to conduct the proposed research, and CSMC or UCLA, as applicable, shall promptly provide such information to Prometheus as shall be relevant in demonstrating its ability to meet such criteria. Upon the presentation of such information, CSMC or UCLA, as the case may require, and Prometheus shall negotiate in good faith the proposed terms of a research contract, to be consummated within forty-five (45) days after receipt of detailed written notice from Prometheus specifying the research to be conducted.

          4.4    Payment of Royalties.    Prometheus shall pay to CSMC and UCLA certain royalties, which shall be determined and paid in accordance with Schedule J hereto. The respective rights and obligations of the parties set forth in Schedule J hereto are hereby incorporated by reference. Prometheus shall permit representatives of CSMC and UCLA, upon reasonable prior notice, to audit and inspect its books and records (including such thereof as shall exist in computer systems and computer memories) in order for CSMC and UCLA to determine that Prometheus is in full compliance with its obligations to pay and account for the royalties required by this Agreement.

        5.    PATENT RIGHTS

          5.1   Commencing on the Effective Date, Prometheus shall assume, in coordination with CSMC and UCLA, full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind (collectively "Prosecution") relating to the Patent Rights in the Territory. Subject to the approval of CSMC and UCLA (which approval shall not be unreasonably withheld), Prometheus shall have the right to select counsel with respect to the responsibility assumed by Prometheus in Section 5.1 hereof, and Prometheus shall diligently pursue the Prosecution of the Patent Rights to the benefit of CSMC and UCLA. Prometheus shall provide to CSMC and UCLA copies of any and all material or pertinent communications with the United States Patent and Trademark Office, or any foreign patent office.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          5.2   Prometheus shall obtain the prior written consent of CSMC or UCLA, as the case may require (which consent shall not be unreasonably withheld), prior to abandoning, disclaiming, withdrawing, seeking reissue or allowing to lapse any material patent, patent application or Prometheus Improvements relating to the Patent Rights (collectively, "Patent Rights Restrictions"). In the event that Prometheus shall elect to abandon the Prosecution or maintenance of any patent or patent application included in the Patent Rights, Prometheus shall notify CSMC and UCLA of such election at least [***] days before a final due date which would result in abandonment or bar of patentability of the patent or patent application. In such event, CSMC or UCLA may, at its sole option and expense, continue Prosecution or maintenance of the patent application or patent. Prometheus further agrees that it shall not file any continuation-in-part application relating to the Patent Rights unless the additional disclosure or material to be included in the continuation-in-part application is necessary or appropriate to support the patentability of a claim recited in a parent application on which the continuation-in-part application is based. Prior to filing any such continuation-in-part application, Prometheus shall consult with CSMC and UCLA to discuss the need for filing such an application. If either CSMC or UCLA shall disagree with Prometheus' conclusion that such a continuation-in-part application is either necessary or appropriate to support the patentability of a claim recited or capable of being recited in a patent application, then the matter shall be submitted for resolution to independent patent counsel mutually agreed to by the parties, who will determine whether a continuation-in-part application is necessary or appropriate in accordance with this Section 5.2. Any decision by such independent patent counsel shall be conclusive and binding upon the parties hereto.

          5.3   Prometheus shall pay all expenses resulting from its obligations in Section 5.1 hereof. CSMC and UCLA shall each exercise reasonable efforts to have the inventors (to the extent they are available and on CSMC's or UCLA's staff as employees) cooperate fully with Prometheus with respect to the Prosecution, maintenance and protection of the Patent Rights and CSMC and UCLA shall be reimbursed for all reasonable out-of-pocket expenses as such expenses are incurred.

          5.4   [***]. Prometheus shall pay all expenses relating to its responsibility in Section 5.4 hereof and is to reimburse CSMC for all of its expenses, including attorneys fees, incurred by CSMC in connection with Prometheus fulfillment of its responsibility under Section 5.4.

        6.    TERM AND TERMINATION

          6.1    Term.    Except as provided in Section 6.2 hereof, the term of this Agreement shall commence on the Effective Date and shall expire on a country-by-country basis, on the date upon which the last to expire of the patents covering the Patent Rights shall expire.

          6.2    Termination.    Except as provided by Section 6.3 hereof, this Agreement shall terminate upon the earliest to occur of the following:

            (a)   automatically if Prometheus shall enter into a liquidating bankruptcy, be adjudged insolvent, liquidate, dissolve and/or if the business of Prometheus shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Prometheus or otherwise; provided, however, that if it is involuntary, termination shall not take place unless the act is not reversed within thirty (30) days. Further, Prometheus shall give CSMC and UCLA at least forty-five (45) days' prior written notice before Prometheus initiates any bankruptcy proceeding, and CSMC and UCLA shall have the right to terminate this Agreement immediately upon receipt of such notice;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            (b)   upon thirty (30) days written notice from CSMC and UCLA if within such thirty (30) day period Prometheus shall fail to pay fully any royalty payment required by Section 4.4 hereof;

            (c)   upon ninety (90) days' written notice from CSMC and UCLA if within such ninety (90) day period Prometheus shall fail to cure fully any breach or default of any other material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that Prometheus may avoid such termination if before the end of such 90-day period such breach or default has been substantially cured by Prometheus to the reasonable satisfaction of CSMC and UCLA;

            (d)   upon ninety (90) days' written notice from Prometheus (as to the breaching or defaulting party only) if within such ninety (90) day period either CSMC or UCLA shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that CSMC or UCLA, as the case may require, may avoid such termination if before the end of such 90-day period such breach or default has been substantially cured by CSMC or UCLA, as applicable, to the reasonable satisfaction of Prometheus; provided, however, that in the event of any such termination by Prometheus, all Patent Rights then held by Prometheus shall be reassigned to the party or parties affected by such termination; or

            (e)   upon the mutual written agreement of the parties hereto.

          6.3    Obligations Upon Termination.    Upon any termination of this Agreement pursuant to Section 6.2 hereof, nothing herein shall be construed to release any party from any liability for any obligation incurred through the effective date of termination (e.g., confidentiality, reimbursement of patent expenses incurred prior to such date, etc.) or for any breach of this Agreement prior to the effective date of such termination. Prometheus may, for a period of one (1) year after the effective date of such termination, sell all tangible Products customarily classified as "inventory" that it has on hand at the date of termination.

          6.4    Effect of Termination.    In the event of any termination of this Agreement pursuant to Section 6.2 hereof, where such termination has not been caused by any action or inaction on the part of any sublicensee of Prometheus or by any breach by such sublicensee of its obligations under its sublicense from Prometheus, such termination of this Agreement shall be without prejudice to the rights of each non-breaching sublicensee of Prometheus and each non-breaching sublicensee shall be deemed to be a licensee of CSMC and UCLA thereunder, and CSMC and UCLA shall be entitled to all rights, but shall not be subject to any obligations (other than the grant of license and appurtenant obligations under this Agreement to the extent provided for in such sublicense) of Prometheus thereunder.

          6.5    Right to Institute Legal Actions.    Notwithstanding the provisions of Section 6.2 hereof, CSMC and UCLA, on the one hand, and Prometheus, on the other hand, may institute any other legal action or pursue any other remedy against the other party permitted by applicable law if the other party does not substantially cure any breach or default of any material obligation as provided herein.

          6.6    Reversion of Rights.    Notwithstanding Section 5 hereof, full responsibility for Prosecution of the Patent Rights shall, at the option of CSMC and UCLA, and at their sole expense from the date of reversion, revert to CSMC and UCLA upon any termination of this Agreement.

        7.    INFRINGEMENT BY THIRD PARTIES

          7.1    Enforcement.    Prometheus shall have the first right to enforce, at its sole expense, any Patent Rights to the extent licensed hereunder against infringement by third parties and shall notify CSMC and UCLA in writing in advance of all such enforcement efforts. In the case of UCLA, this right of Prometheus to enforce UCLA Patent Rights shall be subject to approval by the University of California Board of Regents or its designate, which reserves the first right to sue infringers under the UCLA Patent Rights. UCLA shall make a decision to sue infringers or to permit Prometheus to enforce the UCLA Patent Rights as soon as is practicable, but in no event more than [***] days after Prometheus' notification to UCLA of its desire to undertake enforcement efforts. In the case of CSMC, upon Prometheus' undertaking to pay all expenditures reasonably incurred by CSMC, CSMC shall reasonably cooperate in any such enforcement and, as necessary, join as a party therein. Prometheus shall reimburse CSMC for all expenses, including reasonable attorneys' fees, in connection with any such enforcement. In the event that Prometheus does not file suit against or commence and conclude settlement negotiations with a substantial infringer of Patent Rights within [***] days of receipt of a written demand from CSMC or UCLA that Prometheus bring suit, then the parties will consult with one another in an effort to determine whether a reasonably prudent licensee would institute litigation to enforce the patent in question in light of all relevant business and economic factors (including, but not limited to, the projected cost of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims against the parties hereto, the impact of any possible adverse outcome on Prometheus and the effect any publicity might have on the parties' respective reputations and goodwill). If after such process, it is determined that a suit should be filed and Prometheus does not file suit or commence settlement negotiations forthwith against the infringer, then CSMC and UCLA shall have the right at their own expense to enforce any Patent Rights licensed hereunder on behalf of themselves and Prometheus. Any amount recovered in any such action or suit, whether by judgment or settlement, shall be paid to or retained entirely by whichever party brought the action, or, where multiple parties participate in such action or suit, in proportion to the expense incurred by each party.

          7.2    Defense Of Patent Rights.    In the event that any Patent Rights are the subject of a legal action seeking declaratory relief or of any reexamination or opposition proceeding instituted by a third party, the parties agree to promptly consult with another concerning the defense of such actions or proceedings. If the parties agree that such defense should be undertaken, then Prometheus shall bear the expenses, including attorneys' fees, associated with such defense and in any recoupment of expenses. If the parties disagree, then the party desiring to defend the action or proceeding may proceed with such defense and will bear its own expenses.

        8.    INDEMNIFICATION

          8.1    Indemnification by Prometheus.    Subject to Section 8.2 hereof, Prometheus shall hold harmless and indemnify CSMC and UCLA and their respective officers, directors, employees (including the inventors) and agents, sponsors of the research (except Prometheus) and the Regents of the University of California, from and against any and all claims, damages and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of any litigation, arbitration or dispute of any kind involving Prometheus or its Affiliates or permitted sublicensees or resulting from the grant of this license or the exercise of any rights hereunder, or any sublicense, or any use of the Patent Rights by Prometheus or its Affiliates or any permitted sublicensee, including, but not limited to, (i) the preclinical development and clinical testing of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  Products, and (ii) the manufacture, sale, use, marketing, or other disposition of Products developed, manufactured, sold, marketed, used or otherwise disposed of under the Agreement. As a part of its obligations hereunder, Prometheus shall reimburse CSMC and UCLA for their respective out-of-pocket expenses (including reasonable attorneys' fees and costs of investigation) which are incurred as a result of any investigation, defense or settlement relating to the foregoing, which reimbursement shall be made to CSMC and UCLA upon receipt by Prometheus of invoices reflecting in reasonable detail such expenses incurred by CSMC and UCLA. Prometheus shall obtain and maintain insurance policies (including products liability and general liability policies at such time as is appropriate) which are reasonable and necessary to cover its activities and to comply with the indemnification obligations set forth above. Such insurance policies shall name CSMC and UCLA as additional insured parties, and shall provide a minimum of $[***] in coverage per occurrence and provide for a [***] day notice to CSMC and UCLA of any material change in such policies. Upon initiation of any human clinical studies using a therapeutic molecule covered by the Patent Rights, Prometheus shall have first increased its insurance coverage to a minimum of $[***] in the aggregate. Prometheus shall provide CSMC and UCLA with Certificates of Insurance within [***] days of the Effective Date (subject to extension if reasonably required) and annually thereafter, evidencing the policies required in accordance with this Section 8.1.

          8.2    Notice of Claim.    CSMC or UCLA, as applicable, shall promptly notify Prometheus in writing of any claim or suit or material threat thereof brought against CSMC or UCLA in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with Prometheus in defending or settling any such claim or suit. No settlement of any claim, suit or threat thereof received by CSMC or UCLA and for which CSMC or UCLA intends to seek indemnification, shall be made without the prior joint written approval of Prometheus, CSMC and UCLA.

        9.    USE OF NAMES

        Prometheus shall not, unless as required by any law or governmental regulation, use the name of CSMC or UCLA, or any of their respective trademarks or service marks, without express prior written consent of the Vice President for Public Relations and Marketing of CSMC or the Director, Business Research Partnerships of UCLA. Further, prior to any reference by Prometheus to the name or marks of CSMC or UCLA in any manner, Prometheus shall provide the appropriate party with a writing reflecting the proposed reference so that the appropriate party can review the reference within a reasonable period of time prior to the proposed use thereof by Prometheus. This limitation includes, but is not limited to, use by Prometheus in any advertising, offering circular, prospectus, sales presentation, news release or trade publication. Subject to compliance by Prometheus with the foregoing, which shall be deemed conditions precedent to any use of the CSMC or UCLA name or marks by Prometheus, Prometheus shall ensure that the name of CSMC or UCLA is used as scientifically or academically appropriate in the "byline" of any article, abstract, manuscript or any other publication related to the subject matter hereof.

        10.    CONFIDENTIAL INFORMATION

          10.1 The parties hereto shall keep the terms of this Agreement and all business and scientific discussions relating to the business of the parties strictly confidential. All patient information that a party is given access to by another party shall be subject to the provisions of the Confidentiality of Medical Information Act (Cal. Civ. Code § 56, et seq.). It may, from time to time, be necessary for the parties, in connection with performance under this Agreement, to disclose Confidential Information (including know-how) to each other. The party receiving such Confidential Information ("Receiving Party") shall keep in strictest confidence the Confidential Information

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  ("Disclosing Party"), using the standard of care it normally uses for information of like character, and shall not disclose the Confidential Information to any third party or use it except as expressly authorized by the prior written consent of the Disclosing Party or as otherwise permitted by this Agreement; provided, however, that Prometheus may disclose the Confidential Information of CSMC or UCLA to its Affiliates and sublicensees as shall be reasonably necessary to carry out the intent of this Agreement or any sublicense granted by Prometheus as contemplated by this Agreement if such Affiliates and/or sublicensees each execute a confidentiality agreement containing confidentiality provisions no less restrictive than those confidentiality provisions contained in this Section 10. The Receiving Party's obligation hereunder shall not apply to Confidential Information that the Receiving Party can show:

            (a)   is or later becomes part of the public domain through no fault or neglect of the Receiving Party;

            (b)   is received in good faith from a third party having no obligations of confidentiality to the Disclosing Party, provided that the Receiving Party complies with any restrictions imposed by the third party;

            (c)   is independently developed without use of the Disclosing Party's Confidential Information by the Receiving Party; or

            (d)   is required by law or regulation to be disclosed (including, without limitation, in connection with FDA filings or required under the California Public Records Act), provided that the Receiving Party uses reasonable efforts to restrict disclosure and to obtain confidential treatment.

          10.2 Each party agrees that any disclosure or distribution of Confidential Information within its own organization shall be made only as is reasonably necessary to carry out the intent of this Agreement. The parties further agree that any of their respective officers, employees, agents, representatives or approved sublicensees to whom any Confidential Information is disclosed or distributed shall have agreed to maintain its confidentiality. In such event, the Receiving Party shall identify with reasonable particularity, upon request by the Disclosing Party, each person within its organization to whom the Receiving Party has disclosed or distributed Confidential Information.

          10.3 If a subpoena or other legal process concerning Confidential Information is served upon any party hereto pertaining to the subject matter hereof, the party served shall notify the other party immediately, and the other party shall cooperate with the party served, at the other's expense, in any effort to contest the validity of such subpoena or other legal process. This paragraph shall not be construed in any way to limit any party's ability to satisfy any governmental required disclosure of its relationship with the other party.

          10.4 The Patent Rights are understood by Prometheus to be the Confidential Information of CSMC and UCLA to the extent "unpublished" as such term is construed under the United States Patent Laws. As such, Prometheus' confidentiality obligations automatically extend to any and all CSMC Technical Information, UCLA Technical Information and Joint Technical Information and to any and all patent applications of CSMC and UCLA relating to any Patent Rights and to any and all communications with the United States Patent Office, any foreign patent office, CSMC or UCLA relating to any Patent Rights.

          10.5 In the event of any termination of this Agreement, the Receiving Party shall promptly return all Confidential Information and any copies made thereof previously made available to the Receiving Party by the Disclosing Party.

        11.    INFORMATION EXCHANGE

        In addition to the Patent Rights, the parties shall cooperate to exchange such non-confidential information as may be appropriate and necessary to facilitate Prometheus' development and commercialization of Products incorporating any Patent Rights.

        12.    PATENT MARKING

        In the event any Product is the subject of a patent under the Patent Rights, Prometheus shall mark all products made, sold or otherwise disposed of by or on behalf of it or any of its sublicensees with the word "Patent" followed by the number of the licensed patent. In such case, Prometheus shall mark any Product made using a process or method covered by any such Patent Rights with the number of each such patent and shall respond to any request or disclosure under 35 U.S.C. § 287(b)(4)(B) by only notifying CSMC and UCLA of the request for disclosure.

        13.    MISCELLANEOUS

          13.1    Notices.    Any notice, request, instruction or other document required by this Agreement shall be in writing and shall be deemed to have been given (a) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient, or (b) if sent by facsimile transmission, when so sent and receipt has been acknowledged by appropriate telephone or facsimile receipt, addressed as follows:

  in the case of CSMC to:

        Cedars-Sinai Medical Center
        8700 Beverly Boulevard
        Los Angeles, California 90048-1865
        Telecopier: 310.967.0101
        Attn: Senior Vice President for Finance & Business Affairs

  or in the case of UCLA to:

        UCLA Business Research Partnerships
        405 Hilgard Avenue
        Los Angeles, California 90095-1525
        Telecopier: 310.206.3619
        Attn: Director

  or in the case of
  Prometheus to:

        Prometheus Laboratories, Inc.
        8110 La Jolla Shore Dr., #101
        La Jolla, California 92037
        Telecopier: 619.551.8081
        Attn: Scott L. Glenn

  or such other address as may be given from time to time under the terms of this notice provision.

          13.2    Compliance with Laws.    Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

          13.3    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of California. Los Angeles, California shall be the situs of any legal proceeding arising out of or relating to this Agreement.

          13.4    Waiver.    Failure of any party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

          13.5    Enforceability.    If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

          13.6    Modification.    No change, modification, or addition or amendment to this Agreement, or waiver of any term or condition of this Agreement, is valid or enforceable unless in writing and signed and dated by the authorized officers of the parties to this Agreement.

          13.7    Entire Agreement.    This Agreement and the Subscription Agreement constitute the entire agreements between the parties and replace and supersede as of the date thereof any and all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter of such agreements.

          13.8    Successors.    Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon, inures to the benefit of, and is enforceable by the parties and their respective heirs, legal representatives, successors and assigns.

          13.9    Construction.    This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

          13.10    Counterparts.    This Agreement may be executed simultaneously in one or more counterparts, each of which shall constitute one and the same instrument. This Agreement may be executed by telefacsimile.

          13.11    Attorneys' Fees.    In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' fees, incurred therein by such successful party; and if such successful party shall recover a judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment.

          13.12    Assignment.    This Agreement shall be binding upon and shall inure to the benefit of CSMC and UCLA and their successors and assigns, but it is personal to Prometheus and only assignable, in accordance with Section 2.2, with the prior written consent of CSMC and UCLA, which consent shall not be unreasonably withheld. None of the parties shall assign their respective rights under this Agreement without the written consent of the other parties (which consent shall not be unreasonably withheld).

          13.13    Further Assurances.    At any time and from time to time after the Effective Date, each party shall each do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

          13.14    Several Liability.    The obligations of CSMC and UCLA under this Agreement shall be several, and not joint.

          13.15    Survival.    The following sections shall survive any expiration or earlier termination of this Agreement: Section 8 ("Indemnification"), Section 9 ("Use of Name") and Section 10 ("Confidentiality").

        IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

CEDARS-SINAI MEDICAL CENTER, a California non-profit public benefit corporation
By:	/s/ James R. Klinenberg, M.D. James R. Klinenberg, M.D. Senior Vice President for Academic Affairs
By:	/s/ Joseph Luevanos Joseph Luevanos Senior Vice President for Finance & Business Affairs
REGENTS OF THE UNIVERSITY OF CALIFORNIA acting by and through its campus at Los Angeles
By:	/s/ Christopher T. Moulding Christopher T. Moulding Licensing Associate
By:	/s/ Emily E. Waldron Emily E. Waldron Licensing Associate
PROMETHEUS LABORATORIES, INC., a California corporation
By:	/s/ Scott L. Glenn Scott L. Glenn Chairman/CEO

Schedule A

CSMC PATENT RIGHTS

TITLE:	Methods for Selectively Detecting Perinuclear Anti-Nuclear Cytoplasmic Antibody of Ulcerative Colitis or Primary Sclerosing Cholangitis
INVENTORS:	Stephan R. Targan, M.D. Alda M. Vidrich, Ph.D.
APPLICATION NO.:	Europe 94,103,727.1
FILING DATE:	March 10, 1994, European Patent Office
PRIORITY DATA:	March 10, 1993, U.S. Serial No. 08/028,784 (P07 31073)
PSBC DOCKET NO.:	FP07 32117

TITLE:	Methods for Selectively Detecting Perinuclear Anti-Neutrophil Cytoplasmic Antibody of Ulcerative Colitis or Primary Sclerosing Cholangitis
INVENTORS:	Stephan R. Targan, M.D. Alda M. Vidrich, Ph.D.
APPLICATION NO.:	U.S. 08/320,163
FILING DATE:	October 7, 1994, U.S. Patent & Trademark Office
PRIORITY DATA:	Continuation of U.S. Application No. 08/028,784 (P07 31073) filed March 10, 1993
PSBC DOCKET NO.:	P07 32759

TITLE:	Methods for Selectively Detecting Perinuclear Anti-Neutrophil Cytoplasmic Antibody of Ulcerative Colitis, Primary Sclerosing Cholangitis, or Type I Autoimmune Hepatitis
INVENTORS:	Stephan R. Targan, M.D. Alda M. Vidrich, Ph.D.
APPLICATION NO.:	U.S. 08/480,753
FILING DATE:	June 7, 1995, U.S. Patent & Trademark Office
PRIORITY DATA:	Continuation-in-part of U.S. Application No. 08/320,163 (P07 32759) filed October 7, 1994, which is a continuation of now abandoned U.S. Application No. 08/028,784 (P07 31073) filed March 19, 1993.
PSBC DOCKET NO.:	P07 33571

TITLE:	Methods for Selectively Detecting Perinuclear Anti-Neutrophil Cytoplasmic Antibody of Ulcerative Colitis, Primary Sclerosing Cholangitis, or Type I Autoimmune Hepatitis
INVENTORS:	Stephan R. Targan, M.D. Alda M. Vidrich, Ph.D.
APPLICATION NO.:	PCT/US95/08758
FILING DATE:	June 5, 1996, Patent Cooperation Treaty
PRIORITY DATA:	June 7, 1995, U.S. Application No. 08/480,753 (P07 33571)
PSBC DOCKET NO.:	FP07 34632

TITLE:	Methods of Determining the Risk of Pouchitis Development
INVENTORS:	Phillip Fleschner Scott E. Plevy Stephan R. Targan, M.D.
APPLICATION NO.:	U.S. 08/631,429
FILING DATE:	April 12, 1996, U.S. Patent and Trademark Office
PRIORITY DATA:	None Claimed
C&F DOCKET NO.:	P-PM 2060

TITLE:	Methods of Identifying and Diagnosing Inflammatory Bowel Disease
INVENTORS:	Scott E. Plevy Hui-Ying Yang Stephan R. Targan Jerome I. Rotter
APPLICATION NO.:	Not assigned yet
FILING DATE:	August 15, 1996, U.S. Patent and Trademark Office
PRIORITY DATA:	Continuation of U.S. Application No. 08/630,670 (P-PM 2062) filed April 12, 1996
C&F DOCKET NO.:	P-CE 2225

TITLE:	Methods of Diagnosing a Clinical Subtype of Crohn's Disease with Features of Ulcerative Colitis
INVENTORS:	Stephan R. Targan Eric A. Vasiliauskas Scott E. Plevy Huiying Yang Jerome I. Rotter
APPLICATION NO.:	Not assigned yet
FILING DATE:	August 15, 1996, U.S. Patent and Trademark Office
PRIORITY DATA:	Continuation-in-part of U.S. Application No. 08/630,672 (P-PM 1997) filed April 12, 1996
C&F DOCKET NO.:	P-CE 2224

Schedule B

CSMC Technical Information

        The following additional information or material in the Field of Use which is embodied in the CSMC Patent Rights conceived or reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at CSMC under the direction of Targan as the sole principal investigator:

        [***]

***
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B-1

Schedule C

UCLA PATENT RIGHTS

TITLE:	Novel Anti-VH3-15 Reagents and Methods for Their Use
INVENTOR:	Jonathan Braun, M.D., Ph.D.
APPLICATION NO.:	U.S. 08/309,025
FILING DATE:	September 19, 1994, U.S. Patent & Trademark Office
PRIORITY DATA:	None claimed
PSBC DOCKET NO.:	P07 32705

TITLE:	Novel Anti-VH3-15 Reagents, VH3-15 Polypeptides, Cell Surface Antigens, and Methods for Their Detection and Use
INVENTOR:	Jonathan Braun, M.D., Ph.D.
APPLICATION NO.:	U.S. 08/320,200
FILING DATE:	October 7, 1994, U.S. Patent & Trademark Office
PRIORITY DATA:	Continuation-in-part of U.S. Application No. 08/309,025 (P07 32705) filed September 19, 1994
PSBC DOCKET NO.:	P07 32560

TITLE:	Novel Anti-VH3-15 Reagents, VH3-15 Polypeptides, Cell Surface Antigens, and Methods for Their Detection and Use
INVENTOR:	Jonathan Braun, M.D., Ph.D.
APPLICATION NO.:	PCT/US95/11789
FILING DATE:	September 18, 1995, Patent Cooperation Treaty
PRIORITY DATA:	September 19, 1994, U.S. Application No. 08/309,025 (P07 32705) & October 7, 1994, U.S. Application No. 08/320,200 (P07 32560)
PSBC DOCKET NO.:	FP07 34025

TITLE:	Diagnosis, Prevention and Treatment of a Clinical Subtype of Ulcerative Colitis Using Histone H1
INVENTOR:	Jonathan Braun, M.D., Ph.D. Mark Eggena
APPLICATION NO.:	U.S. 08/630,671
FILING DATE:	April 12, 1996, U.S. Patent and Trademark Office
PRIORITY DATA:	None Claimed
C&F DOCKET NO.:	P-PM 1998

Schedule D

UCLA TECHNICAL INFORMATION

        The following additional information or material in the Field of Use which is described in the UCLA Patent Rights conceived and reduced to practice prior to the Effective Date in the conduct of the inflammatory bowel disease programs at UCLA under the direction of Braun as the principal investigator:

        [***]

***
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

D-1

Schedule E

JOINT PATENT RIGHTS

TITLE:	Methods of Screening for Ulcerative Colitis and Crohn's Disease by Detecting VH3-15 Autoantibody and pANCA
INVENTORS:	Jonathan Braun, M.D., Ph.D. Stephan R. Targan, M.D.
APPLICATION NO.:	U.S. 08/320,515
FILING DATE:	October 7, 1994, U.S. Patent and Trademark Office
PRIORITY DATA:	None claimed
PSBC DOCKET NO.:	P07 32596

TITLE:	Methods of Screening for Ulcerative Colitis and Crohn's Disease by Detecting VH3-15 Autoantibody and p-ANCA
INVENTORS:	Jonathan Braun, M.D., Ph.D. Stephan Targan, M.D.
APPLICATION NO.:	PCT/US95/13422
FILING DATE:	October 5, 1995, Patent Cooperation Treaty
PRIORITY DATA:	October 7, 1994, U.S. Application No. 08/320,515 (P07 32596)
PSBC DOCKET NO.:	FP07 34037

TITLE:	Anti-Neutrophil Cytoplasmic Antibody Material Associated with Ulcerative Colitis and Related Methods and Kits
INVENTORS:	Jonathan Braun, M.D., Ph.D. Mark P. Eggena Stephan R. Targan, M.D.
APPLICATION NO.:	U.S. 08/472,688
FILING DATE:	June 6, 1995, U.S. Patent and Trademark Office
PRIORITY DATA:	None claimed
PSBC DOCKET NO.:	P07 32595

TITLE:	Anti-Neutrophil Cytoplasmic Antibody Material Associated with Ulcerative Colitis and Related Methods and Kits
INVENTORS:	Jonathan Braun, M.D., Ph.D. Mark P. Eggena Stephan R. Targan, M.D.
APPLICATION NO.:	PCT/US95/08756
FILING DATE:	June 5, 1996, Patent Cooperation Treaty
PRIORITY DATA:	June 6, 1995, U.S. Application No. 08/472,688 (P07 32595)
PSBC DOCKET NO.:	FP07 34631

Schedule F

Joint Technical Information

        The following additional information or material in the Field of Use which is embodied in the Joint Patent Rights conceived or reduced to practice prior to the Effective Date in the conduct of the inflammatory disease programs at CSMC and UCLA under the direction of Targan and Braun as the sole principal investigators at their respective institutions:

1.
See Schedule B hereto, as the same pertains to Joint Patent Rights.

2.
See Schedule D hereto, as the same pertains to Joint Patent Rights.

F-1

Schedule G

Field of Use

        The field of use shall be the diagnosis and treatment of gastrointestinal and hepatic diseases.

G-1

Schedule H

Approved Bio-pharmaceutical, Pharmaceutical and Bio-diagnostic Companies:

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

H-1

Schedule I

Milestones

1.
On or before December 31, 1996, Prometheus shall introduce to the market its tests for AEA-15 or pANCA. Promotional activities will include, but not be limited to, participation in the annual Gastroenterology meeting.

2.
Prometheus shall submit for approval by the FDA assays for AEA-15 or pANCA prior to the end of calendar year 1998.

3.
Prometheus shall identify certain epitopes and peptides for use as potential therapeutic candidates in Crohn's Disease and Ulcerative Colitis prior to the end of each of calendar years 1999 and 2000 (one per year).

4.
Prometheus or its sublicensees shall expend at least Two Hundred Fifty Thousand Dollars ($250,000) (in the aggregate) annually toward the development and promotion of Products based on the Patent Rights, commencing from the Effective Date and continuing to the end of calendar quarter 2000.

I-1

Schedule J

ROYALTY PROVISIONS

        All capitalized terms not otherwise defined in this Schedule J shall have the meanings ascribed to them in this Agreement.

        1.    Royalties.    Prometheus shall pay, or cause to be paid, to CSMC and UCLA aggregate royalty fees (each, a "Royalty" and collectively, "Royalties") equal to the following percentage of the amount of the Gross Sales Price (as defined in Section 6(a) below) received by Prometheus or its licensees from the Sale (as defined in Section 6(b) below) of Royalty Bearing Products (as defined in Section 6(c) below) or Intellectual Property (as defined in Section 6(d) below) to non-Affiliate parties. The Royalty shall be determined as follows:

    [***] Percent ([***]%) of the Gross Sales Price for the Sale of Royalty Bearing Products or Intellectual Property until there has been a cumulative total of $[***] of such Sales.

    [***] Percent ([***]%) of the Gross Sales Price for the Sale of Royalty Bearing Products or Intellectual Property after there has been a cumulative total of $[***] of such Sales until there has been a cumulative total of $[***] of such Sales.

    [***] Percent ([***]%) of the Gross Sales Price for the Sale of Royalty Bearing Products or Intellectual Property after a cumulative total of $[***] of such Sales.

        2.    No Duplicative Royalties.    In those circumstances in which a Royalty is payable to CSMC and UCLA from the sale of a Royalty Bearing Product by a licensee of Prometheus, and in which a royalty is also payable to Prometheus from the Sale of the same Royalty Bearing Product by the same licensee, then Prometheus shall not be required to pay a Royalty to CSMC and UCLA with respect to the royalties so received by Prometheus on the same Royalty Bearing Product, if and to the extent the required royalty is received by CSMC and UCLA from the licensee or sublicensee. This exclusion is intended to avoid the payment of duplicative royalties, shall be strictly construed, and shall not apply to other forms of compensation paid to Prometheus by its licensees.

        3.    Reduction in Royalty Rate.    In the event that no patent with respect to any Patent Rights issues within [***] of the date of this Agreement, then the Royalty payable on the Sale of a Royalty Bearing Product shall be reduced to [***] ([***]%) of the amount of the Gross Sales Price received by Prometheus or its licensee therefore. This reduction shall apply prospectively only, and shall continue only until such time, if ever, a patent covering any such Patent Right is issued.

        4.    Payment and Accounting.

          (a)   Payment Terms and Reports.    Royalties shall accrue and be payable on a quarterly basis within forty-five (45) days following the end of each calendar quarter in which any Sale of Royalty Bearing Products occurs. Each payment of Royalties shall be accompanied by a statement setting forth in reasonable detail (i) with respect to Sales of Royalty Bearing Products or Intellectual Property, the number and each type of Royalty Bearing Product sold and the Gross Sales Price applicable thereto, (ii) with respect to Sales of Intellectual Property, the nature of the Sale and revenues applicable thereto, and (iii) such additional details as may be reasonably requested by CSMC or UCLA for the determination of Royalties payable hereunder. Except as otherwise provided in Section 4(c), all Royalties shall be paid in United States dollars and shall be made without set off (except as expressly provided in Section 5 below) and free and clear of (and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  without any deduction or withholding for) any taxes, duties, levies, imposts or similar fees or charges.

          (b)   Records and Audits.    Prometheus shall create and maintain complete and accurate records and documentation concerning all Sales of Royalty Bearing Products or Intellectual Property by Prometheus and its licensees in sufficient detail to enable the Royalties payable hereunder to be determined. Prometheus shall retain such records and documentation for not less than seven (7) years from the date of their creation. During the term of this Agreement and for a period of three (3) years thereafter, CSMC and UCLA and their representatives shall have the right to audit such records and documentation as shall pertain to the determination and payment of Royalties. Such examiners shall have reasonable access to Prometheus' offices and the relevant records, files and books of account, and shall have the right to examine any other records reasonably necessary to determine the accuracy of the calculations provided by Prometheus under this Schedule. The costs of any such audit shall be borne by CSMC and UCLA, unless as a result of such inspection it is determined that the amounts payable by Prometheus for any period are in error by greater than [***] Percent ([***]%), in which case the costs of such audit shall be borne by Prometheus. CSMC and UCLA shall report the results of any such audit to Prometheus within forty-five (45) days of completion. Thereafter, Prometheus shall promptly pay to CSMC and UCLA the amount of any underpayment discovered in such audit, or CSMC and UCLA shall credit to Prometheus against future Royalty payments the amount of any overpayment discovered in such audit, as the case may be. In addition, Prometheus shall pay interest on any underpayment at a rate that is the lower of (i) [***] Percent ([***]%) over the rate of interest announced by Bank of America in Los Angeles, California (or any successor in interest thereto or any commercially equivalent financial institution if no such successor exists) to be its "prime rate" or (ii) the highest rate permitted by applicable law, from the date such amount was underpaid to the date payment is actually received.

          (c)   Currency Transfer Restrictions.    If any restrictions on the transfer of currency exist in any country or other jurisdiction so as to prevent Prometheus from making payments to CSMC and UCLA in the United States, Prometheus shall take all reasonable steps to obtain a waiver of such restrictions or to otherwise enable Prometheus to make such payments. If Prometheus is unable to do so, Prometheus shall make such payments to CSMC and UCLA in a bank account or other depository designated by CSMC and UCLA in such country or jurisdiction, which payments shall be in the local currency of such country or jurisdiction, unless payment in United States dollars is permitted. Any payment by Prometheus to CSMC and UCLA on the basis of Sales of Royalty Bearing Products or Intellectual Property in currencies other than United States dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted in The Wall Street Journal for the close of business of the last banking day of the calendar quarter in which such payment is being made.

          (d)   Late Charges.    A service charge of [***] Percent ([***]%) per month, not to exceed the maximum rate allowed by applicable law, shall be payable by Prometheus on any portion of Prometheus' outstanding Royalty balance that is not paid to CSMC and UCLA within thirty (30) days past the due date.

          (e)   Taxes.    Prometheus shall pay, or cause to be paid, any and all taxes required to be paid or withheld on any sales, licenses or other transfers for value for which the revenues of CSMC or UCLA; provided, however, that under no circumstances shall the amounts of such taxes be deducted from the total amount of payments otherwise due to CSMC and UCLA hereunder. Upon CSMC's and UCLA's request, Prometheus shall secure and send to CSMC and UCLA proof of any such taxes withheld and paid by Prometheus or its licensees.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        5.    Right of Offset.    In the event that Prometheus reasonably determines that any Royalty Bearing Product infringes upon the rights of a third party and is obliged to obtain a license under such right, then, in lieu of any other right or remedy, Prometheus shall have the right to deduct from the Royalties otherwise payable hereunder or the amount, up to a maximum of [***] Percent ([***]%) of the Royalties otherwise payable, that Prometheus is obliged to pay under the license in order to obtain from the third party whose rights are so infringed the right to the Royalty Bearing Product.

        6.    Certain Definitions.

          (a)   "Gross Sales Price" means the gross amount of all revenues (whether in the form of cash, property or otherwise) received by Prometheus or its licensees from the sale, license or other transfer for value of Royalty Bearing Products or Intellectual Property less (but only to the extent separately itemized as a part of the gross price charged): (i) transportation, handling, insurance and sales taxes, and (ii) rebates and other allowances actually paid or allowed and which are standard and customary in the industry; provided, however, that no deduction shall be made for royalties, commissions, costs of collection or similar items payable with respect to the Royalty Bearing Products. For the purposes of the definition of "Gross Sales Price", it is acknowledged and agreed by the parties that Sales to wholly owned subsidiaries of Prometheus shall not be included.

          (b)   "Sales" means the sale, license or other transfer for value.

          (c)   "Royalty Bearing Product" means (i) any Product that is covered by any of the Patent Rights or Future Patent Rights, or (ii) any Product that, although not covered by a Patent Right or Future Patent Right, includes or embodies, as a part of such Product, Technical Information or Future Technical Information that is licensed to Prometheus hereunder and is not part of the public domain.

          (d)   "Intellectual Property" means Patent Right, Future Patent Rights, Technical Information and Future Technical Information.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule K

        [***]

***
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

K-1

Schedule L

        [***]

***
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L-1

QuickLinks

  Exhibit 10.21